EXHIBIT 99

                                                                  CON-WAY INC.
                                                                  NEWS RELEASE
                                                                     Contacts:
                                   Investor:  Patrick Fossenier 1+650-378-5353
                                   News Media:      Gary Frantz 1+650-378-5335



            CON-WAY INC. REPORTS SECOND-QUARTER RESULTS FOR 2010



SAN  MATEO,  Calif.-August 4, 2010-Con-way Inc. (NYSE:CNW) today reported net income to common shareholders for the second quarter of 2010 of $13.9 million

(26 cents per diluted share). The results compared to second-quarter 2009 net income to common shareholders of $31.5 million (64 cents per diluted share).


Revenue in the  second  quarter  of  2010  was  $1.31 billion, a 23.7 percent increase  from  last year's second quarter.  Operating  income  in  the  2010 second quarter was  $35.4  million,  compared  to $66.0 million in the second quarter a year ago.


The effective tax rate in the 2010 second quarter  was 31.7 percent, compared to  33.1  percent  in the same quarter of last year.  Both  periods  included discrete tax adjustments that reduced the effective tax rate.


Commenting on the quarter's  results, Douglas W. Stotlar, Con-way's president and  CEO,  noted that seasonally  stronger  demand  and  rebounding  economic activity supported  revenue growth in all reporting segments, particularly at

Con-way Freight. "The  second  quarter  saw Con-way Freight's business levels surge  to  record  volumes, resulting in higher  variable  operating  costs,"

Stotlar noted.  "The  quarter's  results  also  reflect  the  effect  of wage increases  implemented  in  January  this  year and resumption of accruals in

April for paid time off benefits."


Stotlar added that efforts to improve pricing  showed  modest progress in the

quarter.  "Yield  each month in the quarter improved sequentially.   However,

managing the balance  between  price  and  volume  while  bringing costs into alignment  will  take  time, which restrains our expectations  for  near-term improvement."


Menlo Worldwide Logistics  produced  another  strong  quarter.  "Menlo's core warehousing  and transportation management operations turned  in  significant growth in both  revenues  and  profits," Stotlar noted. "Our global logistics and supply chain management company  continues  to do a fine job managing its

costs,  creating  high-service  value  for  its  customers,   and  delivering

excellent performance.  Menlo is on track for another solid year."


In line with its earlier-announced strategy to shift a portion  of its assets away  from  affiliate  company  business  in  favor  of external market-based traffic,  Con-way  Truckload  made  significant  progress  repositioning  and

rebalancing  its network during the quarter, Stotlar noted.   "Our  Truckload

team was successful  in  meeting  this strategic objective," he said. "We are confident that by redeploying some  of  the fleet at this inflection point in the demand environment, we will be able to  take  advantage  of higher-margin traffic as supply continues to tighten."


Stotlar  added that spot pricing strength seen in the first quarter  has  now begun to show up in longer-term truckload contract pricing, as customers take steps to ensure  access  to  capacity.  "The market fundamentals have changed dramatically over the past quarter, improving  Con-way  Truckload's prospects for the rest of the year," Stotlar said.


Operating results in the 2010 second quarter for Con-way's reporting segments were as follows:


FREIGHT


For  the  2010  second  quarter,  Con-way  Freight, the company's  less-than-

truckload (LTL) operation, reported:


  *  Revenue  of $817.0 million, a 25.8 percent  increase  over  last  year's second-quarter revenue of $649.3 million.


  *  Yield declined  2.1  percent  from  the  previous-year  second  quarter.

     Excluding the fuel surcharge, yield declined 6.4 percent.


  *  Weight  per  day  increased  29.2  percent over the previous-year second quarter.


  *  Operating income of $17.2 million, compared  to  $49.0  million  in  the

     year-ago  period.   Results  were  adversely  affected  by higher labor,

     equipment  rental and purchased transportation costs as network  volumes remained at  record  levels.  Also, increased payroll costs from partial reinstatement of employee  wage  and  benefit reductions taken last year reduced current-quarter operating income by approximately $15 million.


  *  Operating ratio of 97.9 in the 2010 second  quarter  compared to 92.5 in the previous-year period.



LOGISTICS


For  the  second  quarter of 2010, Menlo Worldwide Logistics,  the  company's global logistics and supply chain management operation, reported:


  *  Revenue of $385.8  million,  up 17.8 percent from the prior-year second-

     quarter revenue of $327.6 million.


  *  Net revenue of $142.8 million,  which increased 12.1 percent from $127.4 million in the same period of last year.


  *  Operating income of $13.0 million, a 66.8 percent increase from the $7.8 million earned in the second quarter of 2009.


Both of Menlo's core operations of warehousing  and transportation management services realized year-over-year improvements in  revenue,  net  revenue  and operating income.



TRUCKLOAD


For  the  second  quarter  of  2010,  Con-way  Truckload, the company's full-

truckload transportation operation, reported:


  *  Revenue of $145.5 million, a 1.5 percent increase  from  the  prior-year second-quarter revenue of $143.3 million.  The increase was attributable to  higher  fuel  surcharges  and  improved  revenue  per  loaded  mile.

     Partially offsetting the increase was the negative effect of lower total miles in the quarter, which reduced revenue (excluding fuel surcharges),

     and   a   higher   proportion   of  empty  miles  resulting  from  fleet

     repositioning activities.


  *  Operating income of $5.1 million  compared to the $6.9 million earned in last year's second quarter.  Included  in the results was a $7.6 million increase  in  vehicular  claims  expense, resulting  from  substantially

     higher-than-plan  expense  in  the  current   quarter,   compared  to  a

     historically  low  expense  in the prior-year quarter. The previous-year quarter also included a $2.5  million loss from the sale of tractors and a $1.0 million write-down related to the 2007 CFI acquisition.


  *  Operating ratio on revenue, exclusive  of  fuel  surcharges, was 95.7 in the second quarter of 2010, compared to 94.7 in the  second  quarter  of

     2009.



CON-WAY OTHER


Con-way Other includes the company's Road Systems, Inc. trailer-manufacturing unit  as well as other corporate activities. These activities produced break-

even results in the 2010 second quarter compared to prior-year second-quarter operating  income  of  $2.3  million,  which  relates  primarily to corporate reinsurance activities.



INVESTOR CONFERENCE CALL


Con-way  will  host a conference call for the investment community  tomorrow,

Thursday, August  5  beginning  at 8:30 a.m. Eastern Daylight Time (5:30 a.m.

Pacific).



The call can be accessed by dialing  (866)  264-3634  or  (706) 643-3632 (for

international   callers)   and   is   expected  to  last  approximately   one

hour. Callers are requested to dial in at least five minutes before the start of the call. The call will also be available  through a live internet webcast at www.con-way.com, in the investor relations section.



An audio replay will be available for two weeks following the call by dialing

(800) 642-1687 or (706) 645-9291 (for international callers) and using access code 86656667.  An Internet replay of the presentation will also be available at the Con-way website.



About Con-way -- Con-way Inc. (NYSE:CNW) is a $4.3 billion freight transportation and logistics services company headquartered in San Mateo, Calif. A diversified transportation company, Con-way delivers industry-leading services through three primary operating companies: Con-way Freight, Con-way Truckload and Menlo Worldwide Logistics. These operating units provide high-performance, day-definite less-than-truckload and full truckload freight transportation, as well as logistics, warehousing, multimodal and supply chain management services, and trailer manufacturing. Con-way Inc. and its subsidiaries operate from more than 500 locations across North America and in 20 countries. For more information about Con-way, visit us on the Web at www.con-way.com.


FORWARD-LOOKING STATEMENTS

Certain statements in this press release constitute "forward-looking statements" and are subject to a number of risks and uncertainties and should not be relied upon as predictions of future events. All statements other than statements of historical fact are forward-looking statements, including: any projections of earnings, revenues, weight, yield, volumes, income or other financial or operating items, all statements of the plans, strategies, expectations or objectives of Con-way's management for future operations or other future items, any statements concerning proposed new products or services, any statements regarding Con-way's estimated future contributions to pension plans, any statements as to the adequacy of reserves, any statements regarding the outcome of any legal and other claims and proceedings that may be brought against Con-way, any statements regarding future economic conditions or performance, any statements regarding strategic acquisitions, any statements of estimates or belief, and any statements or assumptions underlying the foregoing. Specific factors that could cause actual results and other matters to differ materially from those discussed in such forward-looking statements include: changes in general business and economic conditions, increasing competition and pricing pressure, the creditworthiness of Con-way's customers and their ability to pay for services rendered, changes in fuel prices or fuel surcharges, the possibility that Con-way may, from time to time, be required to record impairment charges for goodwill, in tangible assets and other long-lived assets, the possibility of defaults under Con-way's $400 million credit agreement and other debt instruments (including without limitation defaults resulting from unusual charges), uncertainty in the credit markets, including the effect on Con-way's ability to refinance indebtedness as and when it becomes due, labor matters, enforcement of and changes in governmental regulations or legislation which potentially could result in an adverse impact on the company, environmental and tax matters, and matters relating to Con-way's defined benefit pension plans, including the effect on the plans of changes in discount rates and in the value of plan assets. The factors included herein and in Item 7 of Con-way's 2009 Annual Report on Form 10-K as well as other filings with the Securities and Exchange Commission could cause actual results and other matters to differ materially from those in such forward-looking statements. As a result, no assurance can be given as to future financial condition, cash flows, or results of operations.





             ****************************************************



                                Con-way Inc.
               Consolidated Statements of Operating Results
              (Dollars in thousands except per share amounts)

                               Three Months Ended          Six Months Ended
                                     June 30,                   June 30,
                               --------------------      --------------------
                                 2010         2009         2010         2009
                               --------    --------      --------    --------

REVENUE

   Freight                     $  816,965     649,349   $1,541,968   1,223,164
   Logistics [a]                  385,775     327,622      740,958     644,099
   Truckload                      145,454     143,298      286,070     278,081
   Other                           14,019       4,537       25,858      10,526
   Inter-segment Revenue
      Eliminations                (55,950)    (68,473)    (126,680)   (136,605)
                               -----------  ----------   ----------  ----------
                               $1,306,263   1,056,333    2,468,174   2,019,265
                               ___________  __________   __________  __________


OPERATING INCOME (LOSS)

    Freight                    $   17,226      48,994       14,073      25,607
    Logistics [b]                  13,008       7,799       25,864      12,773
    Truckload [c]                   5,132       6,879        8,107    (125,799)
    Other                              66       2,294        1,788       3,073
                                ---------    ---------   ----------  ----------
                                   35,432      65,966       49,832     (84,346)


    Other Expense, net             15,121      16,581       32,435      32,094
                                ---------     --------   ----------  ----------

Income (Loss) before Income
    Tax Provision                  20,311      49,385       17,397    (116,440)
    Income Tax Provision [d]
                                    6,448      16,346        7,571       2,870
                                ----------    --------   ----------  ----------

Net Income (Loss)                  13,863      33,039        9,826    (119,310)
                                ----------   ---------   ----------  ----------


    Preferred Stock Dividends           -       1,572            -       3,189

                                ---------    ---------   ----------  ----------
NET INCOME (LOSS) APPLICABLE
  TO COMMON SHAREHOLDERS       $   13,863      31,467        9,826    (122,499)
                                __________   _________   __________   _________


Weighted-Average Common Shares Outstanding

  Basic                        51,665,047   46,171,511   50,506,809  46,067,761
  Diluted                      52,362,407   50,778,937   51,184,703  46,067,761


Income (Loss) Per Common Share

  Basic
    Net Income (Loss) Applicable to
     Common Shareholders          $ 0.27      $ 0.68        $ 0.19      $(2.66)

                                 ---------    --------    ---------    --------

  Diluted
    Net Income (Loss) Applicable to
     Common Shareholders          $ 0.26      $ 0.64        $ 0.19      $(2.66)



                    ****************************************************



[a] Logistics' net revenue

   Revenue                    $  385,775     327,622       740,958    644,099
   Purchased transportation
     expense                    (242,978)   (200,252)     (453,912)  (391,496)
                               ----------   ---------    ----------  ---------
   Net revenue                $  142,797     127,370       287,046    252,603
                               __________   _________    __________  _________


[b] Includes a $2.8 million ($0.04 per share) current-year first-quarter charge for the write-off of a customer-relationship intangible asset.

[c] Includes a $134.8 million ($2.92 per share) prior-year first-quarter goodwill impairment charge.

[d] Includes a $2.2 million ($0.04 per share) current-year second-quarter income-tax benefit associated with the reversal of a portion of Con-way's accrued liability for uncertain tax positions and a $2.3 million
    ($0.04 per share) current-year first-quarter tax charge related to recently enacted health care legislation. The prior year also includes various discrete tax adjustments that reduced the effective tax rate.



                    ***************************************

                                 Con-way Inc.
                     Consolidated Condensed Balance Sheets
                            (Dollars in thousands)


                       June 30, 2010              December 31, 2009
ASSETS

Current assets        $    1,157,718              $      1,076,894
Property, plant
 and equipment, net        1,409,784                     1,375,273
Other assets                 436,051                       444,050
                       -------------              ----------------
      Total Assets    $    3,003,553              $      2,896,217
                       _____________              ________________



LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities   $      711,133              $        791,484
Long-term debt
 and capital leases          786,599                       760,789
Other long-term
 liabilities and
 deferred credits            654,617                       657,215
Shareholders'
  equity                     851,204                       686,729
                       -------------              ----------------
 Total Liabilities and
 Shareholders' Equity  $   3,003,553              $      2,896,217
                       _____________              ________________